UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  July 30, 2013

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On July 30, 2013, Theravance, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Glaxo Group Limited, a limited liability company organized under the laws of England and Wales (the “Investor”), and, solely with respect to certain enumerated sections therein, GlaxoSmithKline LLC, a Delaware limited liability company, the successor entity to SmithKline Beecham Corporation, a Pennsylvania corporation (which, together with the Investor, is referred to as “GSK”). Pursuant to the terms of the Common Stock Purchase Agreement, the Company has agreed to sell 3,064,407 unregistered shares of its common stock (the “Shares”) to the Investor at a price of $36.50 per share in a private transaction (the “Private Placement”). The closing of the purchase and sale of the Shares is expected to occur on August 2, 2013.

518,071 of the Shares to be purchased are pursuant to the Company’s obligation under Section 2.1(d)(ii) of the Amended and Restated Governance Agreement by and among the GSK and other affiliate entities (the “Governance Agreement”) related to exercise of stock options and vesting of restricted stock, and 2,546,336 of the Shares to be purchased are pursuant to the Company’s obligation under Section 2.1(d)(v) of the Governance Agreement following the conversion of all of the Company’s 3% Convertible Subordinated Notes due 2015 into approximately 6.7 million shares of Common Stock.

The foregoing is a summary of the terms of the Common Stock Purchase Agreement and is qualified in its entirety by reference to the Common Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.                Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to an agreement to sell unregistered equity securities of the Company in a private placement is incorporated herein by reference. The Private Placement is scheduled to close within three (3) business days of the execution and delivery of the Common Stock Purchase Agreement. The Private Placement will result in aggregate gross proceeds to the Company of approximately $111.9 million before deducting transaction expenses. Neither the Company nor the Investor engaged any investment advisors with respect to the Private Placement, and no finders’ fees or commissions will be paid to any party in connection therewith.

The Shares will be issued and sold by the Company in a private placement transaction in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, based on representations made to the Company by the Investor regarding its status as an accredited investor and the absence of any general solicitation in connection with the transaction.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Common Stock Purchase Agreement, dated July 30, 2013, by and among Theravance, Inc., Glaxo Group Limited and GlaxoSmithKline LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: July 30, 2013	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.1	Common Stock Purchase Agreement between Theravance, Inc., Glaxo Group Limited and GlaxoSmithKline LLC